                                                                    EXHIBIT 11.1

                   PHOTOELECTRON CORPORATION AND SUBSIDIARY
                         (A Development Stage Company)
                STATEMENT OF COMPUTATION OF PER SHARE EARNINGS

                                                                           Year Ended
                                              -----------------------------------------------------------------------
                                                  1991          1992           1993           1994           1995
Computation of Primary Loss Per Share
  Net loss                                     ($973,773)   ($1,586,239)   ($2,267,460)   ($2,671,648)   ($4,117,158)

Shares
  Weighted average shares outstanding            747,500        926,146      1,126,500      1,328,992      1,107,310
Add: Shares issuable from assumed exercise
  of stock options and warrants and conversion
  of other common stock equivalents issued
  within one year prior to the filing of this
  registration statement                         339,823        339,823        339,823        339,823        339,823

Add: Shares issuable from assumed conversion
  of the preferred stock upon closing of
  the offering
                                              -----------  -------------  -------------  -------------  -------------
Weighted average common and common
  equivalents shares outstanding               1,087,323      1,265,969      1,466,323      1,668,815      1,447,133
                                              -----------  -------------  -------------  -------------  -------------
Loss per share:
    Net loss                                       ($.90)        ($1.25)        ($1.55)        ($1.60)        ($2.85)
                                              -----------  -------------  -------------  -------------  -------------
Computation of Fully Diluted Loss Per Share
    Net loss                                   ($973,773)   ($1,586,239)   ($2,267,460)   ($2,671,648)   ($4,117,158)

Shares:
    Weighted average shares outstanding          747,500        926,146      1,126,500      1,328,992      1,102,310

Add: Shares issuable from assumed exercise
    of stock options and warrants and
    conversion of other common stock
    equivalents                                  339,823        339,823        339,823        339,823        339,823

Add: Shares issuable from assumed conversion
    of the preferred stock upon closing of
    the offering
                                              -----------  -------------  -------------  -------------  -------------
Weighted average common and common
    equivalents shares outstanding             1,087,323      1,265,969      1,466,323      1,668,815      1,447,133
                                              -----------  -------------  -------------  -------------  -------------
Loss per share:
    Net loss                                       ($.90)        ($1.25)        ($1.55)        ($1.60)        ($2.85)
                                              -----------  -------------  -------------  -------------  -------------

                                                                                              Six Months
                                                                                                 Ended
                                                                                             June 29, 1996
                                                             Six Months Ended                  Pro Forma
                                                    ----------------------------------     -----------------
                                                     July 1, 1995       June 29, 1996
Computation of Primary Loss Per Share
  Net loss                                           ($1,503,647)        ($1,996,866)         ($1,996,866)

Shares
  Weighted average shares outstanding                  1,104,691           1,579,229            1,579,229
Add: Shares issuable from assumed exercise
  of stock options and warrants and conversion
  of other common stock equivalents issued
  within one year prior to the filing of this
  registration statement                                 339,823             339,823              339,823

Add: Shares issuable from assumed conversion
  of the preferred stock upon closing of
  the offering                                                                                  2,583,296
                                                    --------------      --------------       --------------
Weighted average common and common
  equivalents shares outstanding                       1,444,514           1,919,052            4,502,348
                                                    --------------      --------------       --------------
Loss per share:
    Net loss                                              ($1.04)             ($1.04)               ($.44)
                                                    --------------      --------------       --------------
Computation of Fully Diluted Loss Per Share
    Net loss                                         ($1,503,647)        ($1,996,866)         ($1,996,866)

Shares:
    Weighted average shares outstanding                1,104,691           1,579,229            1,579,229

Add: Shares issuable from assumed exercise
    of stock options and warrants and
    conversion of other common stock
    equivalents                                          339,823             339,823              339,823

Add: Shares issuable from assumed conversion
    of the preferred stock upon closing of the
    offering                                                                                    2,583,296
                                                    --------------      --------------       --------------
Weighted average common and common
    equivalents shares outstanding                     1,444,514           1,919,052            4,502,348
                                                    --------------      --------------       --------------
Loss per share:
    Net loss                                              ($1.04)             ($1.04)               ($.44)
                                                    --------------      --------------       --------------

                                                           $0.00               $0.00                $0.00